                                                                   EXHIBIT 3.(B)

                                PHARMA PATCH PLC

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          (EXPRESSED IN U.S. DOLLARS)

                                               Pharma                    Vista                                      Pro forma
                                              Patch Plc             Technologies, Inc.                            totals for the
                                             for the nine               for the nine                                nine month
                                          month period ended        month period ended                             period ended
                                          November 30, 1995          December 31, 1995        ADJUSTMENTS      November 30, 1995
                                                $                          $                     $                   $
                                          ---------------------------------------------------------------------------------------
 REVENUE                                                -                 1,405,975                   -             1,405,975

 EXPENSES
   General & Administrative                     1,120,154                 1,401,295                   -             2,521,449
   Depreciation & amortization                          -                   167,367             288,197(d)            455,564
   Interest expense (income)                      (10,264)                   80,511                   -                70,247
   Other                                            1,852                   (22,316)                  -               (20,464)

 Loss from continuing operations
   before minority interest                    (1,111,742)                 (220,882)           (288,197)           (1,620,821)

 Minority Interest                                      -                    32,422              72,934(e)            105,356

- ---------------------------------------------------------------------------------------------------------------------------------
 Loss from continuing operations               (1,111,742)                 (188,460)           (215,263)           (1,515,465)
- ---------------------------------------------------------------------------------------------------------------------------------
Loss from continuing operations
  per ordinary share                                 (.14)                                                               (.12)
=================================================================================================================================
Weighted average number of
  ordinary shares outstanding                   7,905,493                                     4,500,000(c)         12,405,493
=================================================================================================================================


See accompanying notes.